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                                                                    EXHIBIT 99.1


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SEAGATE
               SOFTWARE, INC. SPECIAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Seagate Software, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting
 of Stockholders and Proxy Statement/Prospectus, each dated September   ,
 1999, and hereby appoints Gregory B. Kerfoot and Susan J. Wolfe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Seagate
 Software, Inc. to be held on            , 1999 at       a.m., at the
 offices of the Company, 915 Disc Drive, Scotts Valley, California 95066 and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS
 INDICATED, WILL BE VOTED "FOR" THE MERGER, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE


 1. Proposal to approve the merger of Seagate Daylight Merger Corp., a wholly owned subsidiary of Seagate Technology, Inc., with and into Seagate Software, Inc., in accordance with the terms of the Agreement and Plan of Reorganization dated September 2, 1999 among Seagate Technology, Seagate Daylight Merger Corp. and Seagate Software. As a result of the merger, Seagate Software will become a wholly owned subsidiary of Seagate Technology.

                   [_] FOR     [_] AGAINST     [_] ABSTAIN

    and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

                           (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

 Signature:________________ Date:      Signature:_________________ Date: